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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-11465, 333-97261, and 333-144632) of Steinway Musical Instruments, Inc. of our report dated March 10, 2010, with respect to the consolidated financial statements of Steinway Musical Instruments, Inc. for the year ended December 31, 2009.

/s/ UHY LLP

Houston, Texas
March 14, 2012

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM